Exhibit 23.13

CONSENT OF QUALIFIED PERSON

I, Scott Honan, M.Sc., SME-RM, consent to the public filing of Sections 13.7.5, 13.7.6, 13.7.7, 13.7.8, 13.7.15, 15.5, 15.6 and 22.7.1 (the “Covered Sections”) of the Technical Report Summary titled “Technical Report Summary, Elk Creek Project, Nebraska” with an Effective Date of June 30, 2022 (the “Technical Report Summary”) as an exhibit to the Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “Form 10-K”) of NioCorp Developments Ltd. (the “Company”).

I also consent to the incorporation by reference of the Covered Sections in the Company’s Registration Statement on Form S-1 (Registration Nos. 333-285066, 333-279429, 333-270542, 333-271268, 333-254511, 333-270541 and 333-271266), Registration Statement on Form S-3 (Registration No. 333-280176) and Registration Statement on Form S-8 (Registration No. 333-222313) (collectively, the “Registration Statements”).

I also consent to the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Registration Statements and the Technical Report Summary.

I also consent to any extracts from or a summary of the Covered Sections in the Form 10-K and incorporated by reference in the Registration Statements (the “Disclosure”).

I certify that I have read the Disclosure being filed by the Company and that it fairly and accurately represents the information in the Covered Sections.

Signed and dated this 11th day of September 2025 at Centennial, Colorado, USA.

/s/ Scott Honan
Scott Honan, M.Sc., SME-RM
Chief Operating Officer
NioCorp Developments Ltd.